EXHIBIT 3.1

STATE OF NEVAD
FRANCISCO V. AGUILAR Secretary of State		C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Business Entity - Filing Acknowledgement

04/16/2026

Work Order Item Number:	W2026041600112 - 5164470
Filing Number:	20265674363
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	04/16/2026 07:16:10 AM
Filing Page(s):	3

Indexed Entity Information:
Entity ID: E0163072-0011-0	Entity Name: MedWellAI, Inc
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

SILVER SHIELD SERVICES, INC.

1170 E 10th St, Silver Springs, NV 89429, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1 Commercial Recording
401 N. Carson Street Carson City, NV 89701		1 State of Nevada Way Las Vegas, NV 89119

FRANCISCO V. AGUILAR Secretary of State	Filed in the Office of Secretary of State State Of Nevada	Business Number E0163072011-0
401 North Carson Street Carson City, Nevada 89701-4201		Filing Number 20265674363
(775) 684-5708 Website: www.nvsos.gov		Filed On 04/16/2026 07:16:10 AM
www.nvsilverflume.gov		Number of Pages 3

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☐ Certificate of Amendment to Designation- Before Issuance of Class or Series

☒ Certificate of Amendment to Designation- After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: MedWellAI, Inc Entity or Nevada Business Identification Number (NVID): NV20111196635
2. Effective date and time:	For Certificate of Designation or		Date:		Time:
Amendment to Designation Only
	(Optional):		(must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: SERIES B CONVERTIBLE PREFERRED STOCK
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.

☒ Certificate of Amendment to Designation- After Issuance of Class or Series

The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6.Resolution: (Certificate of Designation and Amendment to Designation only)

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

7. Withdrawal:	Designation being Withdrawn:			Date of Designation:
No shares of the class or series of stock being withdrawn are outstanding.
The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X	Steve Rubakh		Date: 04/16/2026
Signature of Officer

This form must be accompanied by appropriate fees.	Page 1 of 1
Revised: 1/1/2019

Filed in the Office of Secretary of State State Of Nevada	Business Number E0163072011-0
Filing Number 20265674363
Filed On 04/16/2026 07:16:10 AM
Number of Pages 3

CERTIFICATE OF AMENDMENT

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF

SERIES B CONVERTIBLE PREFERRED STOCK OF

MEDWELLAI, INC.

This Certificate of Amendment (after issuance of series) to the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock (the “Amendment”) is dated as of April 13, 2026.

WHEREAS, the board of directors (the “Board”) of MedWellAI, Inc., a Nevada corporation (Entity or Nevada Business Identification Number: NV20111196635) (the “Company”), pursuant to the authority granted to it by the Company’s Articles of Incorporation, as amended, has previously fixed the rights, preferences, restrictions and other matters relating to a series of the Company’s preferred stock, consisting of 1,000,000 authorized shares of preferred stock, classified as Series B Convertible Preferred Stock (the “Preferred Stock”), and the Certificate of Designation, Preferences and Rights of the Preferred Stock (the “Certificate of Designation”) was initially filed with the Secretary of State of the State of Nevada on December 21, 2015, evidencing such terms;

WHEREAS, pursuant to Section 3 of the Certificate of Designation, amending the Certificate of Designation requires the affirmative vote of the holders of 90% of the shares of Preferred Stock outstanding (the “Required Holders”);

WHEREAS, the Required Holders pursuant to the Certificate of Designation have consented on April 13, 2026, to this Amendment on the terms set forth herein; and

WHEREAS, the Board has duly adopted resolutions proposing to adopt this Amendment and declaring this Amendment to be advisable and in the best interest of the Company and its stockholders.

NOW, THEREFORE, this Amendment has been duly adopted and has been executed by a duly authorized officer of the Company as of the date first set forth above to amend the terms of the Certificate of Designation as follows:

1. Section 1 of the Certificate of Designation is hereby replaced in its entirety with the following:

Section 1. Designation, Amount and Par Value.

The series of preferred stock shall be designated as the Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and the number of shares so designated and authorized shall be One Million Five Hundred Thousand (1,500,000). Each share of Series B Preferred Stock shall have a par value of $0.001 per share and a stated value of $0.001 per share (the “Stated Value”).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer as of the date first written above.

MedWellAI, INC.

By:	/s/ Steve Rubakh
Name:	Steve Rubakh
Chief Executive Officer, Chief
Title:	Financial Officer, and Director